EXHIBIT 99.2

NEWS

Contact:  Melody Carey
                 Rx Communications Group, LLC
                 Investor Relations
                 (917) 322-2571

Robert S. Mills Elected Chief Executive Officer of Columbia Laboratories

LIVINGSTON, NJ - March 7, 2006 - Columbia Laboratories, Inc. (NASDAQ: CBRX) today announced that Robert S. Mills was elected chief executive officer, effective immediately.

“The Board and I are very pleased that Bob accepted his added responsibilities, as we believe his education, experience and skills are a perfect match for his new role at Columbia,” said Stephen G. Kasnet, Chairman of Columbia’s Board of Directors. “Since assuming the presidency of Columbia Laboratories in January, Bob has impressed the Board with his strong leadership and we have full confidence in his ability to successfully complete the Prochieve® 8% (progesterone gel) study in preventing preterm delivery in pregnant women who are at increased risk for preterm delivery, advance the vaginally-administered lidocaine product to treat dysmenorrhea and pelvic pain, and execute Columbia’s growth strategy.”

Mr. Mills joined Columbia in May 2001 as senior vice president, operations. He was named chief operating officer in September 2003, at which time he assumed full responsibility for R&D, including the preterm study. Mr. Mills was appointed president in January 2006 at which time he was elected to the Company’s Board of Directors. Previously, Mr. Mills served as senior vice president, manufacturing operations, at Watson Pharmaceuticals, Inc. and vice president and general manager of the over $200 million solid dose business for Schein Pharmaceuticals, Inc., now Watson Pharma, Inc. During his 30-year career in the pharmaceutical industry he also served as vice president, operations, at Alpharma, Inc. and held various positions with Aventis, SA.

About Columbia Laboratories
Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of women's health care and endocrinology products. Columbia markets Prochieve® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency, and Prochieve® 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets Striant® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia's products and product candidates utilize the Company's bioadhesive drug delivery technology, which is able to deliver a broad range of compounds, including peptides, across many of the body’s mucosal surfaces to address numerous therapeutic areas. The Company is investigating the potential utility of Prochieve® 8% in the prevention of preterm birth and developing a vaginally-administered lidocaine product to prevent and treat dysmenorrhea and pelvic pain. For more information, please visit www.columbialabs.com.

Robert S. Mills Elected Chief Executive Officer of Columbia Laboratories
March 7, 2006

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, certain statements of Columbia Laboratories, Inc.’s expectations made in this press release, including those regarding the Company’s clinical research programs, strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of Prochieve® 8%, Prochieve® 4%, and Striant® in the U.S.; the timing and size of orders for out-licensed products from our marketing partners; the timely and successful completion of clinical studies, including the Prochieve® 8% study for preventing preterm delivery and vaginally-administered lidocaine studies; our ability to refinance our short term indebtedness; success in obtaining acceptance and approval of new products and indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for preventing preterm delivery for Prochieve® 8% from the FDA; the timely receipt of the national marketing authorizations and individual licenses for Striant® in European countries; the timely payment of milestone payments by our marketing and product development partners; the timely and successful development of products; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and health care industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

Striant® and Prochieve® are registered trademarks of Columbia Laboratories, Inc.

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